EXHIBIT 23.2



                       Consent of Independent Auditors

 We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Telular Corporation Fourth Amended and Restated Stock Incentive Plan and Director Nonqualified Stock Option Agreements of Telular Corporation of our report dated October 27, 2000, with respect to the consolidated financial statements and schedules of Telular Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



 /s/Ernst & Young LLP
 Ernst & Young LLP


 May 31, 2001
 Chicago, Illinois